    As filed with the Securities and Exchange Commission on March 2, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             THE TOPPS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            11-2849283
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               1 Whitehall Street
                            New York, New York 10004
          (Address, including zip code, of principal executive offices)

          ------------------------------------------------------------
      The Topps Company, Inc. 1994 Non-Employee Director Stock Option Plan
                    (Amended and Restated as of May 18, 1998)
                            (Full title of the plan)
          ------------------------------------------------------------

                              Warren E. Friss, Esq.
                             Deputy General Counsel
                             The Topps Company, Inc.
                               1 Whitehall Street
                            New York, New York 10004
                                 (212) 376-0300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

          ------------------------------------------------------------
                                    Copies to
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000
          ------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                     Proposed maximum        Proposed maximum
 Title of securities to        Amount to be         offering price per      aggregate offering         Amount of
     be registered              registered               share (1)               price (1)          registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par
value per share                  264,000                  $4.3125               $1,138,500              $316.50
=======================================================================================================================

================================================================================
     (1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on February 24, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Topps Company, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 28, 1998 (as amended by the Company's Amendment on Form 10-Q/A filed on July 22, 1998), August 29, 1998, and November 28, 1998 filed pursuant to the Exchange Act;

          (c) The Company's Registration Statement on Form S-8, Registration No. 33-59625, dated May 26, 1995, filed pursuant to the Securities Act; and

          (d) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act, dated May 1, 1987, as updated in the Company's Registration Statement on Form S-1, Registration No. 33-27826, filed pursuant to the Securities Act, dated April 26, 1989.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a director of the Company and beneficially owns 76,000 shares of Common Stock. As a non-employee director of the Company, Mr. Nusbaum will participate in and receive options to purchase shares of Common Stock pursuant to the terms of the Plan, along with the other non-employee directors.

Item 8.  EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

     23.1           Consent of Deloitte & Touche LLP.

     23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit
                    5).

     24             Power of Attorney (reference is made to the signature page).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of February, 1999.

                                          THE TOPPS COMPANY, INC.



                                          By: /s/ Arthur T. Shorin
                                             ------------------------
                                          Arthur T. Shorin
                                          Chairman of the Board and Chief
                                          Executive Officer

     Each of the undersigned officers and directors of The Topps Company, Inc. hereby severally constitutes and appoints Arthur T. Shorin and Scott Silverstein, and each of them, his true and lawful attorney-in-fact, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----


/s/ Arthur T. Shorin          Chairman of the Board, Chief     February 25, 1999
------------------------      Executive Officer and Director
Arthur T. Shorin              (principal executive officer)



/s/ Catherine Jessup          Vice President and               February 25, 1999
------------------------      Chief Financial Officer
Catherine Jessup              (principal financial and
                              accounting officer)


/s/ Seymour P. Berger         Director                         February 25, 1999
------------------------
Seymour P. Berger



/s/ Allan A. Feder            Director                         February 25, 1999
------------------------
Allan A. Feder



/s/ David M. Mauer            Director                         February 25, 1999
------------------------
David M. Mauer



/s/ Stephen D. Greenberg      Director                         February 25, 1999
------------------------
Stephen D. Greenberg




/s/ Wm. Brian Little          Director                         February 25, 1999
------------------------
Wm. Brian Little



/s/ Jack H. Nusbaum           Director                         February 25, 1999
------------------------
Jack H. Nusbaum



/s/ Stanley Tulchin           Director                         February 25, 1999
------------------------
Stanley Tulchin


                                INDEX TO EXHIBITS

Exhibit No.
-----------

5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24             Power of Attorney (reference is made to the signature pages).